Exhibit 99

                                 CNB CORPORATION

                      CODE OF ETHICS FOR EXECUTIVE OFFICERS

This Code of Ethics shall apply to persons serving as executive officers as designated on an annual basis by the Board of Directors of CNB Corporation (the "Company").

Executive Officers shall conduct themselves in a manner to promote, and shall observe standards that will promote:

1.   Honest and ethical  conduct,  including  the ethical  handling of actual or
     apparent   conflicts  of  interest   between   personal  and   professional
     relationships;

2. The taking of reasonable measures to protect the confidentiality of non-public information about the Company or its subsidiaries and their customers obtained or created in connection with their activities, and the prevention of unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process;

3. Full, fair, accurate, timely and understandable disclosure in the periodic reports and other documents filed by the Company with, or submitted by the Company to, the Securities and Exchange Commission and in other public communications made by the Company or its subsidiaries;

4.   Compliance with applicable governmental laws, rules and regulations; and

5. The prompt reporting of any violation of this Code of Ethics to the Audit Committee.

The Executive Officers are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Company's independent public auditors for the purpose of rendering the financial statements of the Company misleading. The Executive Officers are further prohibited from knowingly misrepresenting, omitting or causing others to misrepresent or omit material facts about the Company to others, whether within or outside the Company, including the Company's independent auditors.

Any Executive Officer who has, or appears to have, a conflict of interest, shall disclose to the Chief Executive Officer in writing the facts of any material transaction or relationship that reasonably could be expected to be, or appear to be, a conflict. If the person with the apparent conflict is the Chief Executive Officer, then disclosure shall instead be made to the chairman of the Audit Committee. Unless the disclosed conflict is waived by the person to whom disclosure is required to be made, or determined by the Company's legal counsel not to be a conflict, the conflicted Executive Officer shall recuse himself or herself from consideration of any matter as to which there is, or appears to be, a conflict.

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The Executive  Officers  understand  that they will be held  accountable  to the
Board of Directors of the Company for their adherence to this Code of Ethics. Their failure to observe the terms of this Code of Ethics may result in disciplinary action, up to and including termination of employment. Violations of this Code of Ethics may also constitute violations of law and may result in civil and criminal penalties for the Officer, his/her supervisor and/or the Company.

The Audit Committee shall investigate any alleged violation of this Code of Ethics. In the event that the Audit Committee determines that a violation has occurred, the Audit Committee shall be authorized to take any action it deems appropriate. The Audit Committee may use the Company's legal counsel to assist with investigations and may rely on interpretations of the application and scope of this Code of Ethics provided by the Company's legal counsel. In the event that the Audit Committee recognizes a violation by a director or executive officer but elects to take no action against the offending director or executive officer, the Audit Committee shall refer the matter to the Board of Directors which shall have the sole authority to grant a waiver.

Any waiver of compliance with any provision of this Code of Ethics by the Board of Directors must be reported to the SEC on Form 8-K as required by such form.

                        Acknowledgement of Code of Ethics

I acknowledge that I have received and read the CNB Corporation Code of Ethics for Executive Officers dated August 2004, and understand my obligations as an Executive Officer to comply with the Code of Ethics.

I understand that my agreement to comply with the Code of Ethics does not constitute a contract of employment.